EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date: February 2, 1994


                      SMITH BARNEY ADVISERS, INC.



                      By: /s/ Christina T. Sydor
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                         Name:  Christina T. Sydor
                         Title: Secretary


                      SMITH BARNEY SHEARSON HOLDINGS INC.


                      By: /s/ Mary Barnes Jenkins
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                         Name:  Mary Barnes Jenkins
                         Title: Assistant Secretary


                      THE TRAVELERS INC.


                      By: /s/ Mary Barnes Jenkins
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                         Name:  Mary Barnes Jenkins
                         Title: Assistant Secretary